EXHIBIT 10.47

                        Confidential Treatment Requested.
            Confidential portions of this document have been redacted
               and have been filed separately with the Commission.


                         LARSON MASTER DEALER AGREEMENT



* Indicates Confidential Treatment Requested. The redacted material has been filed separately with the Commission.

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